ADDENDUM TO TRANSFER AGENCY AGREEMENT
                          TOUCHSTONE FUNDS GROUP TRUST

This Agreement is entered into as of December 31, 2007 by and between JPMorgan Chase Bank, N.A. ("JPMorgan") (f/k/a Integrated Investment Services, Inc.) and Touchstone Funds Group Trust (the "Trust").

      WHEREAS, JPMorgan entered into a Transfer Agency Agreement dated as of November 20, 2006 (the "Transfer Agency Agreement") with respect to the Trust, with an initial term of two years; and

      WHEREAS, JPMorgan and the Trust wish to enter into this Addendum to the Transfer Agency Agreement to extend the initial term;

      NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

1. The Transfer Agency Agreement shall continue through December 31, 2008, and thereafter may be renewed for successive one year periods as set forth in the Transfer Agency Agreement unless it is otherwise terminated pursuant to its terms.

2. Except for the provisions of this Addendum, the Transfer Agency Agreement shall continue in full force and effect and be binding upon the parties notwithstanding the execution and delivery of this Addendum.

3. This Addendum shall be binding upon the parties and, to the extent permitted by the Transfer Agency Agreement, their respective successors and assigns.

IN WITNESS WHEREOF, each of the parties hereto has caused this Addendum to be duly executed and delivered in its name and on its behalf by their respective officers thereunto duly authorized, all as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.             TOUCHSTONE FUNDS GROUP TRUST


By:          /s/ Roy E Rogers         By:          /s/ William Dent
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Print Name:                           Print Name:
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Print Title: SVP                      Print Title: Senior Vice President
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Date:        11-29-07                 Date:        December 31, 2007
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